GENVEC, INC.

Common Stock

EQUITY DISTRIBUTION AGREEMENT

February 11, 2014

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

GenVec, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Roth Capital Partners, LLC (“Roth”), as follows:

1.          Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to Roth, as sales agent or principal, up to $10,000,000 of authorized but unissued shares of common stock (the “Shares”) of the Company, par value $0.001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through or to Roth such number of Shares that (a) would cause the Company to exceed the limitations set forth in General Instruction I.B.6 of Form S-3, to the extent then applicable, (b) exceeds the number or dollar amount of shares of Common Stock registered pursuant to the effective Registration Statement (as defined below) pursuant to which the offering will be made or (c) exceeds the number of authorized but unissued and unreserved shares of Common Stock (the least of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Roth shall have no obligation in connection with such compliance. The issuance and sale of Shares through or to Roth will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Shares.

The Company has filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), a registration statement on Form S-3 (File No. 333-193511), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). The Company has prepared and is filing with the Commission pursuant to Rule 424 of the Securities Act Regulations, a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Shares (the “Prospectus Supplement”). The Company will furnish to Roth, for use by Roth, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act Regulations (as qualified by Rule 430B(g) of the Securities Act Regulations), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with any then issued Issuer Free Writing Prospectus(es) (as defined below) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution of this Agreement of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.           Representations and Warranties of the Company.

(a)          Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with, Roth, as follows:

(i)          The Company and, assuming no act or omission on the part of Roth that would make such statement untrue, the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission under the Securities Act and has been declared effective by the Commission under the Securities Act.  The Prospectus Supplement will name Roth as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. The Registration Statement and the offer and sale of Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to Roth and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which Roth has consented, such consent not to be unreasonably withheld, conditioned or delayed. The Common Stock is currently quoted on the NASDAQ Capital Market under the trading symbol “GNVC”.

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(ii)         No order preventing or suspending the use of the Prospectus has been issued by the Commission and the Prospectus, at the time of filing or the time of first use within the meaning of the Securities Act Regulations, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(iii)        The Registration Statement, when it became effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and on each Representation Date and at the time of each sale of Shares pursuant to this Agreement, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents were filed on a timely basis and did not or will not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by Roth specifically for use in the preparation thereof.

(iv)        The Registration Statement and the Prospectus, or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act, the Securities Act Regulations and the Exchange Act Regulations, as applicable. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act.

(v)         Each Issuer Free Writing Prospectus, as of its issue date, each Representation Date and the time of each sale of Shares pursuant to this Agreement, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. The foregoing sentence does not apply to statements in or omissions based upon and in conformity with written information furnished to the Company by Roth specifically for use therein. The Company has not prepared, used or referred to, and will not, without Roth’s prior consent, prepare, use or refer to, any free writing prospectus.

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(vi)        The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied (except for (A) such adjustments to accounting standards and practices as are noted therein and (B) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements) throughout the periods involved. No other financial statements or schedules are required to be included in the Registration Statement or the Prospectus. To the Company’s knowledge, KPMG LLP (the “Accountant”), which has expressed its opinion with respect to the audited financial statements of the Company incorporated by reference into the Registration Statement and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Securities Act Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(vii)       Each of the Company and any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary”, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement or the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) the enforceability of this Agreement or (iii) the ability of the Company to perform its obligations hereunder (collectively, a “Material Adverse Effect”).

(viii)      Other than in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares (A) under the Company’s existing stock incentive plans, (B) upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding as of the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus, (C) as the result of the issuance of Shares), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries (other than the issuance of awards under the Company’s existing stock incentive plans), or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its Subsidiaries, taken as a whole.

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(ix)         Except as disclosed in the Registration Statement or Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

(x)          This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and public policy considerations in respect thereof and except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for any breach, violation or default that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Securities Act or state securities or blue sky laws or the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) and except for the approval of the NASDAQ Capital Market for the listing of the Shares; and the Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

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(xi)         All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing; the Shares, when issued and delivered pursuant to the terms of this Agreement, against payment therefor as provided herein, will be duly authorized and validly issued and fully paid, nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of Roth or a purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus. Except as otherwise stated in the Registration Statement or the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound, other than (A) in accordance with the Company’s existing employee stock purchase plan, (B) upon the exercise of options or warrants to purchase Common Stock, (C) upon the conversion of securities convertible into Common Stock or (D) upon the exercise of options, the settlement of restricted stock units or the settlement of other awards that may be granted from time to time under the Company’s stock incentive plans. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been waived. All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement or the Prospectus, and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock, except such as are described in the Registration Statement or the Prospectus. Except as described in the Registration Statement and the Prospectus and except for awards granted under the Company’s stock incentive plans in the ordinary course of business, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary any shares of the capital stock of the Company or any Subsidiary. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus (except as outstanding capitalization may have changed as a result of the exercise of options or warrants, the conversion of securities convertible into Common Stock, the issuance of Shares, or the grant, exercise or settlement of awards under the Company’s stock incentive plans subsequent thereto).

(xii)        The Company and each of its Subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect in all material respects, except, in each case, where the failure to so hold or operate, or any invalidity or ineffectiveness, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where any noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii)       The Company and its Subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and the Prospectus as being owned by them which are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus, except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries or would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

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(xiv)      To the Company’s knowledge, the Company and each of its Subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except to the extent that the failure to own or possess such right would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as stated in the Registration Statement or the Prospectus, to the knowledge of the Company, no name which the Company or any of its Subsidiaries uses and no other aspect of the business of the Company or any of its Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee, except, in each case, where any such infringement or fee would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(xv)       Neither the Company nor any of its Subsidiaries is in violation of its respective charter or bylaws or in breach of or otherwise in default and, no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject, which has had or would reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.

(xvi)      The Company and its Subsidiaries have timely filed all federal, state and local income tax returns required to be filed (after giving effect to any applicable extensions of time), except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and the Company and its Subsidiaries are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith or which would not reasonably be expected to have a Material Adverse Effect.

(xvii)     The Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act Regulations.

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(xviii)    The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market nor has the Company received any notification that the Commission or the NASDAQ Capital Market is currently contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ Capital Market for maintenance of the listing of the Common Stock thereon. The Company has filed an application to list the Shares on the NASDAQ Capital Market.

(xix)       Other than the Subsidiaries, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xx)        As of the date of this Agreement, the Company has no Subsidiaries.

(xxi)       The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement or the Prospectus, since the date of the latest audited financial statements of the Company included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxii)      Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxiii)     The Company carries, or is covered by, insurance in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxiv)    The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxv)     The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(xxvi)    The Company is in substantial compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its Subsidiaries on the date of this Agreement.

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(xxvii)   The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and designed such disclosure controls and procedures to ensure that material information required to be disclosed by the Company, including concerning its Subsidiaries, in the reports that it files or submits under the Exchange Act is made known to the principal executive officer and the principal financial officer. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended for which the Company has filed a Form 10-K (such date, the “Evaluation Date”). The Company presented in such Form 10-K the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement and the Prospectus.

(xxviii)  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxix)     The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxx)      Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(xxxi)     All preclinical and clinical studies conducted by or on behalf of the Company or any Subsidiary that are material to the Company and its Subsidiaries, taken as a whole, are described in the Registration Statement or the Prospectus. To the Company’s knowledge, after reasonable inquiry, the clinical and preclinical studies conducted by or on behalf of the Company or any Subsidiary that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The descriptions in the Registration Statement or the Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company or any Subsidiary that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus. Except as disclosed in the Registration Statement or the Prospectus, the Company has not received any written notices or statements from the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (“EMEA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement or the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus.

(xxxii)    Except as disclosed in the Registration Statement or the Prospectus, the Company has not received any written notices or statements from the FDA, the EMEA or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any new drug application or marketing authorization application for any product or potential product of the Company or any Subsidiary is or has been rejected or determined to be non-approvable or conditionally approvable; (ii) a delay in time for review and/or approval of a marketing authorization application or marketing approval application in any other jurisdiction for any product or potential product of the Company or any Subsidiary is or may be required, requested or being implemented; (iii) one or more clinical studies for any product or potential product of the Company or any Subsidiary shall or may be requested or required in addition to the clinical studies described in the Registration Statement or the Prospectus as a precondition to or condition of issuance or maintenance of a marketing approval for such product or potential product; (iv) any license, approval, permit or authorization to conduct any clinical trial of or market any product or potential product of the Company or any Subsidiary has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i), (ii), (iii) and (iv) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect

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(xxxiii)   Except as disclosed in the Registration Statement or the Prospectus, to the Company’s knowledge, the preclinical and clinical testing, application for marketing approval of, manufacture, distribution, promotion and sale of the products and potential products of the Company or any Subsidiary is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The descriptions of the results of such tests and trials contained in the Registration Statement and the Prospectus are accurate in all material respects. Except to the extent disclosed in the Registration Statement or the Prospectus, the Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary has, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company or any Subsidiary, any alleged product defect of any product or potential product of the Company or any Subsidiary, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company or any Subsidiary, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action. The pre-clinical or clinical studies, tests, investigations, and trials conducted by or on behalf of the Company or any Subsidiary that are described in the Prospectus were and, if still in progress, are being, conducted in compliance with all applicable U.S. and foreign statutes, rules, regulations, orders, or other laws, and, for any data to be submitted to the FDA pursuant to such studies, all applicable Good Laboratory Practices and Good Clinical Practices in all material respects. The descriptions of the pre-clinical or clinical studies, tests, investigations, and trials, including the related results and regulatory status thereof, contained in the the Prospectus are accurate in all material respects. The Company has not received and is otherwise not aware of any notices, correspondence or other communication from the FDA, the EMEA or other governmental regulatory agency or subdivision thereof, or any institutional or ethical review boards, asserting non-compliance with any applicable statutes, rules, regulations, orders, or other laws, or requiring or requesting the termination, suspension or modification of any preclinical or clinical studies, tests, investigations, or trials conducted by, or on behalf of, the Company or any Subsidiary or in which the Company or any Subsidiary has participated, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Any certificate signed by any officer of the Company and delivered to Roth or to Roth’s Counsel shall be deemed a representation and warranty by the Company to Roth as to the matters covered thereby.

3.           Sale of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and Roth agree that the Company may from time to time seek to sell Shares through Roth, acting as sales agent, or directly to Roth, acting as principal, as follows:

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(a)          The Company may submit its orders to Roth by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by Roth (and accepted by the Company) by electronic mail (a “Placement Notice”), using a form substantially similar to that attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from Roth set forth on Schedule 2, and shall be addressed to each of the individuals from the Company set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective immediately upon acceptance by the Company unless and until (i) the entire amount of the Shares thereunder has been sold, (ii) the Company suspends or terminates the Placement Notice or (iii) this Agreement shall have been terminated. It is expressly acknowledged and agreed that neither the Company nor Roth will have any obligation whatsoever with respect to a Placement or any Shares unless and until Roth delivers a Placement Notice to the Company and the Company accepts such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.

(b)          Subject to the terms and conditions hereof, Roth shall use its commercially reasonable efforts, consistent with applicable state and federal laws, rules and regulations and the rules of the NASDAQ Capital Market, to sell the Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. Subject to the terms of the Placement Notice, Roth may sell Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act Regulations, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of a Placement Notice, Roth may also sell Shares by any other method permitted by law and the rules and regulations of the Exchange, including but not limited to in negotiated transactions, with the Company’s prior written consent (which may be in the form of email correspondence).  The Company acknowledges and agrees that (i) there can be no assurance that Roth will be successful in selling the Shares, (ii) Roth will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by Roth to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) Roth shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by Roth and the Company.

(c)          Roth hereby covenants and agrees (i) not to make any sales of the Shares on behalf of the Company other than as permitted by the terms of this Agreement and (ii) that, in connection with the performance of its duties under this Agreement, it will comply in all material respects with all applicable laws and regulations, including but not limited to Regulation M adopted pursuant to the Exchange Act, and will not engage in any market making, bidding, purchasing, stabilization or other trading activity with regard to the Common Stock, or attempting to induce another person to do any of the foregoing, if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. During the term of this Agreement, neither Roth nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company or (ii) any sale of any security of the Company that Roth does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, Roth.  Neither Roth nor any of its affiliates or subsidiaries shall engage in any proprietary trading or trading for Roth’s (or its affiliates’ or subsidiaries’) own account.

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(d)          The Company shall not authorize the issuance and sale of, and Roth shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 3(a) above. In addition, Roth or the Company may, upon notice to the other party hereto in writing (including by email) or by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which Roth is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(e)          If acting as sales agent hereunder, Roth shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the NASDAQ Capital Market each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to Roth with respect to such sales.

(f)          At each time Shares are sold pursuant to this Agreement, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of Roth to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 8 of this Agreement.

(g)          Notwithstanding any other provision of this Agreement, the Company and Roth agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and Roth shall not be obligated to sell, during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information.

4.           Fees and Expense Reimbursement.

(a)          The compensation to Roth for sales of the Shares with respect to which Roth acts as sales agent hereunder shall be equal to 3% of the gross offering proceeds of the Shares sold pursuant to this Agreement. The Company may sell Shares to Roth as principal at a price agreed upon at the relevant time Shares are sold pursuant to this Agreement.

(b)          The Company shall from time to time on demand reimburse Roth for its reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Roth, incurred by Roth in connection with the transactions and other matters contemplated hereunder in an amount not to exceed $30,000 in the aggregate. In no event shall the total compensation payable to Roth hereunder (including any reimbursement of reasonable out-of-pocket expenses) exceed 8% of the aggregate gross proceeds expected to be received by the Company from the sale of Shares hereunder.

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5.           Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). “Trading Day” shall mean any trading day on the NASDAQ Capital Market, other than a day on which the NASDAQ Capital Market is scheduled to close prior to its regular weekday closing time. On each Settlement Date, the Shares sold through or to Roth for settlement on such date shall be issued and delivered by the Company to Roth against payment of the net proceeds from the sale of such Shares, calculated as the aggregate sales price received by Roth, after deduction for the compensation payable to Roth pursuant to Section 4(a) of this Agreement. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to Roth’s or its designee’s account (provided Roth shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold Roth harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay Roth (without duplication) any commission, discount or other compensation to which it would otherwise be entitled absent such default.

6.           Covenants. The Company covenants with Roth as follows:

(a)          To furnish to Roth copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as Roth may from time to time reasonably request. In case Roth is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of Roth, and at its own expense, the Company shall prepare and deliver to Roth as many copies as Roth may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b)          Before amending or supplementing the Registration Statement or the Prospectus, to furnish to Roth a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Roth reasonably objects, other than the Incorporated Documents or amendments or supplements not related to the offering of Shares under this Agreement. To furnish to Roth a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Issuer Free Writing Prospectus to which Roth reasonably objects or relating to the offering of Shares pursuant to this Agreement, provided that the Company has no obligation to provide Roth any advance copy of such free writing prospectus or to provide Roth an opportunity to object to such Issuer Free Writing Prospectus if the Issuer Free Writing Prospectus does not name Roth or does not relate to the transaction herein provided. Not to take any action that would result in Roth or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of Roth that Roth otherwise would not have been required to file thereunder. The only remedy Roth shall have with respect to violations of this Section 6(b) shall be to cease making sales or purchasing Shares under this Agreement.

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(c)          To use its commercially reasonable efforts to file, on or before their respective due dates, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and through the end of the time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”). For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through Roth pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to Roth with respect to such sales (or alternatively, prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act Regulations (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d)          On such dates as the Securities Act shall require, to prepare a Prospectus Supplement with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by Roth (such approval not to be unreasonably withheld, conditioned or delayed) and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act); to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to provide copies of the Prospectus and such prospectus supplement and each such Issuer Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR) to Roth via e-mail in “.pdf” format on such filing date to an e-mail account designated by Roth; and, at Roth’s request, to also furnish copies of the Prospectus and such prospectus supplement to the NASDAQ Capital Market and each other exchange or market on which sales were effected, in each case, as may be required by the rules or regulations of the NASDAQ Capital Market or such other exchange or market.

(e)          During the Delivery Period to advise Roth, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(f)          If, after the date of this Agreement and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise Roth by telephone (with confirmation in writing or electronic mail) to suspend the offering of Shares for such period of time as requested by the Company and to promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance (provided, however, that, unless a sale of Shares has occurred but has not been consummated, the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company) and to furnish to Roth as many copies as Roth may reasonably request of such amendment or supplement.

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(g)          To use its commercially reasonable efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Roth shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

(h)          To make generally available to the Company’s security holders and to Roth as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations.

(i)          The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to Roth of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees incurred in connection with the qualification of the Shares for offering and sale by Roth or by dealers under the securities or blue sky laws of the states and other jurisdictions which Roth shall designate (other than the fees of Roth’s counsel), (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of Roth’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares (subject to the cap in Section 4(b) above) (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(j)          If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k)          To use its commercially reasonable efforts to cause the Shares to be listed for trading on the NASDAQ Capital Market and to maintain such listing during the Delivery Period.

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(l)          Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that the Company: (i) amends or supplements (other than a prospectus supplement relating solely to the offering of securities other than the Shares) the Registration Statement or the Prospectus by means of a post-effective amendment, sticker, or supplement, in either case such that the audited financial information contained therein is amended, but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act (such commencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to Roth forthwith a certificate dated and delivered the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in form in the form attached hereto as Exhibit 6(l), as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate, provided, however, that a certificate need be provided the case of clause (iv) above only if (1) a Placement Notice is pending; (2) Roth reasonably determines that the information contained in such Form 8-K is material to a holder of Common Stock and (3) Roth requests such certificate within two (2) days after the filing of such Form 8-K with the Commission.. The requirement to provide a certificate under this Section 6(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder and the next occurring Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide Roth with a certificate under this Section 6(l), then before Roth sells or purchases any Shares, the Company shall provide Roth with a certificate in the form attached hereto as Exhibit 6(l), dated the date of the Placement Notice.

(m)          On or prior to the date of the first Placement Notice given hereunder and on each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 6(l) for which no waiver is applicable, the Company shall cause to be furnished to Roth, dated as of such date, each in form and substance reasonably satisfactory to Roth, (i) the written opinion of Hogan Lovells US LLP, the Company’s counsel, or other counsel to the Company reasonably acceptable to Roth, and (ii) the written negative assurance letter of Hogan Lovells US LLP, the Company’s counsel, or other counsel to the Company reasonably acceptable to Roth, each modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and letter; provided, however, the Company shall be required to furnish to Roth no more than one opinion and letter hereunder per calendar quarter.

(n)          With respect to Section 6(m) above, in lieu of delivering such opinion or letter for Representation Dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish Roth with a letter (a “Reliance Letter”) to the effect that Roth may rely on a prior opinion or letter delivered under Section 6(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Representation Date).

(o)          At each date specified in Section 8(f), the Accountant shall deliver to Roth the comfort letters described in Section 8(f).

(p)          To comply with any due diligence review or call reasonably requested by Roth.

(q)          To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

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(r)           That, subject to compliance with any applicable requirements of Regulation M under the Exchange Act, it consents to Roth trading in the Common Stock for Roth’s own account and for the accounts of Roth’s clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s)          That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to Roth that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance as though made at and as of such date.

(t)           Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through Roth pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security referred to in the Prospectus, (iii) any shares of Common Stock issued or other awards granted pursuant to existing employee benefit plans of the Company, (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, or (v) any shares of Common Stock, or securities convertible into or exercisable for common stock, offered and sold in a privately negotiated transaction to licensees, licensors, vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Common Stock contemplated by this Agreement (provided such trading complies with applicable laws, rules and regulations, including Regulation M under the Exchange Act) during the period of time beginning on the fifth Trading Day immediately prior to the date of any Placement Notice and ending on the fifth Trading Day after any Placement Notice, without (A) giving Roth at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) Roth suspending activity under this program for such period of time as requested by the Company.

(u)          At any time during the pendency of a Placement Notice, advise Roth promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Roth pursuant to this Agreement.

7.           Representations and Covenants of Roth. Roth represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Shares will be offered and sold, except such states in which Roth is exempt from registration or such registration is not otherwise required. Roth shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Shares will be offered and sold, except such states in which Roth is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Roth shall comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through Roth of the Shares. Roth covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of Roth that otherwise would not be required to be filed by the Company thereunder, but for the action of Roth.

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8.          Conditions of Roth’s Obligations. The obligations of Roth hereunder are subject to the following conditions:

(a)          The Registration Statement shall have become effective and shall be available for the sale of all Shares contemplated to be issued by any Placement Notice; if filing of any amendment or supplement to the Prospectus, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Securities Act Regulations, the Company shall have filed such amendment or supplement or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to Roth’s satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)          Roth shall not have reasonably determined, and advised the Company, that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in Roth’s reasonable opinion, is material, or omits to state a fact which, in Roth’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)          Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries taken as a whole which, in the reasonable judgment of Roth, is material and adverse and makes it impractical or inadvisable to market the Shares; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the reasonable judgment of Roth, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the NYSE MKT, or the NASDAQ Capital Market or any setting of minimum or maximum prices for trading on any of such exchanges; (v) any suspension of trading of any securities of the Company on the NASDAQ Capital Market, any other exchange or in the over-the-counter market shall have occurred and be continuing; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of Roth, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

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(d)          Roth shall have received the certificate required to be delivered pursuant to Section 6(l) on or before the date on which delivery of such certificate is required pursuant to Section 6(l).

(e)          Roth shall have received the opinion and negative assurance letter of Hogan Lovells US LLP, the Company’s counsel, or other counsel to the Company reasonably acceptable to Roth, required to be delivered pursuant Section 6(m) on or before the date on which such delivery of such opinion and letter are required pursuant to Section 6(m).

(f)          Roth shall have received, upon commencement of the offering of the Shares under this Agreement and within four (4) Trading Days after each Representation Date, a customary accountant’s “comfort letter” from the Accountant, which shall meet the requirements set forth in this Section 8(f); provided, that if requested by Roth, the Company shall cause a comfort letter to be furnished to Roth within ten (10) Trading Days of such request following the date of occurrence of any material transaction or event (including the restatement of the Company’s financial statements) requiring the filing of a current report on Form 8-K containing material financial information. The comfort letter from the Accountant shall be in form and substance satisfactory to Roth, (A) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the Securities Act Regulations, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, as amended and supplemented to the date of such letter.

(g)          The Shares shall have been duly authorized for listing on the NASDAQ Capital Market upon official notice of issuance at or prior to the Settlement Date.

(h)          Unless exemption is available pursuant to FINRA Rule 5110(b)(7)(c)(i), FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the compensation arrangements hereunder.

(i)          On each date on which the Company is required to deliver a certificate pursuant to Section 6(l), the Company shall have furnished to Roth such appropriate further information, certificates and documents as Roth may reasonably request and which are customarily furnished by an issuer of securities in connection with a public offering.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Roth and counsel for Roth. The Company will furnish Roth with such conformed copies of such opinions, certificates, letters and other documents as Roth shall reasonably request.

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9.           Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless Roth against any losses, claims, damages or liabilities to which Roth may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act Regulations, the Prospectus, or any amendment or supplement thereto (including any Incorporated Documents), any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Roth for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement, any issuer free writing prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by Roth specifically for use in the preparation thereof.

The Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9(a), it will reimburse Roth on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse Roth for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, Roth shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, N.A. (the “Prime Rate”). Any such interim reimbursement payments which are not made to Roth within 30 days of a written request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

(b)          Roth will indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Roth), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, any amendment or supplement thereto, any issuer free writing prospectus or any Marketing Materials in reliance upon and in conformity with written information furnished to the Company by Roth specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

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(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) or a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action with a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 9, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred (in accordance with the provisions of the second paragraph in subsection (a) or (b) above).

The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)          If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Roth on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Roth on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Roth on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by Roth. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Roth and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Roth agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), Roth shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares were offered to the public exceeds the amount of any damages that Roth has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls Roth within the meaning of the Securities Act; and the obligations of Roth under this Section 9 shall be in addition to any liability that Roth may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.         Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of Roth and the Company contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Roth or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by Roth hereunder.

11.         Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

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12.         Termination of this Agreement.

(a)          The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through Roth for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 5 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 4(b), Section 9, Section 10 and Section 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)          Roth shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through Roth for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 5 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 4(b), Section 9, Section 10 and Section 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)          This Agreement shall remain in full force and effect until and unless terminated hereunder pursuant to Section 12(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 4(b), Section 9, Section 10 and Section 16 of this Agreement shall remain in full force and effect.

(d)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by Roth or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 5.

13.         Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Roth, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, Attn: Aaron Gurewitz; if to the Company, shall be mailed, delivered or telecopied to it at 920 Clopper Road, Suite 220N, Gaithersburg, MD 20878, Attn: Chief Executive Officer, with a copy (which shall not constitute notice) to: Hogan Lovells US LLP, 100 International Drive, Suite 2000, Baltimore, MD 21208, Attn: Asher Rubin and William Intner; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

14.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 9. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from Roth.

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15.         Absence of Fiduciary Relationship. The Company acknowledges that in connection with the offering of the Shares: (i) there is no fiduciary relationship between Roth and the Company, (ii) Roth owes the Company only those duties and obligations expressly set forth in this Agreement, and (iii) Roth may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against Roth arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares, other than in respect of Roth’s obligations under this Agreement and to keep information provided by or on behalf of the Company to Roth and its counsel confidential to the extent not otherwise publicly-available.

16.         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each party hereto hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by an third party against any indemnified party. ROTH AND THE COMPANY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON SUCH PARTY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OR WHICH SUCH PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

17.         Use of Information. Roth may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

18.         Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and Roth in accordance with its terms.

Very truly yours,

GENVEC, INC.

By	/s/ Douglas J. Swirsky
Name: Douglas J. Swirsky
Title: President and Chief Executive Officer

Confirmed as of the date first above-

mentioned.

ROTH CAPITAL PARTNERS, LLC

By	/s/ Aaron Gurewitz
Name:	Aaron Gurewitz
Head of Equity Capital Markets

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SCHEDULE 1

Form of Placement Notice

[Roth Capital Partners, LLC Letterhead]

VIA ELECTRONIC MAIL

●, 20●

GENVEC, INC.

910 Clopper Road, Suite 220N

Gaithersburg, Maryland 20878

PLACEMENT NOTICE

Dear ●:

This Placement Notice sets forth the terms of the agreement of Roth Capital Partners, LLC (“Roth”) with GenVec, Inc. (the “Company”) relating to the sale of shares of the Company’s common stock, par value $0.001 per share, having an aggregate gross sales price of up to $10,000,000 pursuant to the Equity Distribution Agreement between the Company and Roth, dated February 11, 2014 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Placement Notice (an “Acceptance”), the Company shall have agreed with Roth to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]: ●

Minimum price at which Shares may be sold: $●

Date(s) on which Shares may be sold: ●

Manner in which Shares are to be sold: ●

The transaction set forth in this Placement Notice will not be binding on the Company or Roth unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor Roth will be bound by the terms of this Placement Notice unless the Company delivers its Acceptance by ●am/pm (New York time) on [the date hereof/ ●, 20●]/

By delivering its Acceptance, the Company shall have agreed with Roth that the Prospectus (as defined in the Agreement), including the Incorporated Documents, as of the date of the Acceptance, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to be true and correct in all material respects at and as of the date of the Company’s Acceptance.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

ACCEPTED as of the date first above written

GENVEC, INC.

By:
Name: Douglas J. Swirsky
Title: President and Chief Executive Officer

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Placement Notice and delivered in accordance with the Agreement]

SCHEDULE 2

Notice Parties

The Company

Douglas J. Swirsky

Roth

Nazan Akdeniz and Phil DiNapoli

EXHIBIT 6(l)

Form of Representation Date Certificate

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 6(l) of the Equity Distribution Agreement (the “Agreement”), dated February 11, 2014, and entered into between GenVec, Inc. (the “Company”) and Roth Capital Partners, LLC. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The Company hereby certifies as follows:

1.	As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for this paragraph 1 to be true.

2.	Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects, provided, further that such representations and warranties shall also be qualified by the disclosures contained or incorporated by reference in the Prospectus and Registration Statement.

3.	Except as waived by Roth in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement and this Representation Date, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement and this Representation Date has been duly, timely and fully complied with in all material respects.

4.	Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

5.	No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6.	No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Officer’s Certificate as of the date first written above.

GENVEC, INC.

By:
Name:
Title: